UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2014

QR Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Houston Center

1401 McKinney Street, Suite 2400

Houston, Texas 77010

(Address of principal executive office) (Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below in Item 5.07, on March 10, 2014, QR Energy, LP (the “Partnership”), held a special meeting of the common unitholders of the Partnership (the “Special Meeting”), at which the Partnership’s common unitholders approved the First Amendment to the QRE GP, LLC Long-Term Incentive Plan (the “LTIP,” and together with First Amendment, the “Amended LTIP”). The Amended LTIP increases the number of common units available for delivery with respect to awards under the LTIP so that, as of the effective date of the Amended LTIP, an additional 3,000,000 common units are available for delivery with respect to awards under the Amended LTIP. Upon its approval by the Partnership’s common unitholders, the Amended LTIP became effective as of March 10, 2014.

The Amended LTIP provides for the granting of options, unit appreciation rights, restricted units, phantom units, unit awards and substitute awards (collectively, “Awards”). The purpose of the Amended LTIP is to promote the interests of the Partnership, QRE GP, LLC (the “General Partner”) and each of the Partnership’s affiliates by providing to employees, consultants and directors incentive compensation awards based on the Partnership’s common units. The Amended LTIP is also contemplated to enhance the ability of the Partnership, the General Partner and each of the Partnership’s affiliates to attract and retain the services of individuals who are essential for the Partnership’s growth and profitability and to encourage them to devote their best efforts to advancing the Partnership’s business.

The Amended LTIP will generally be administered by the General Partner’s Board of Directors (the “Board”) or a committee as may be appointed by the Board (either entity, the “Committee”). The Committee has the full authority, subject to the terms of the Amended LTIP, to establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Amended LTIP, to designate participants under the Amended LTIP, to determine the number of units to be covered by awards, to determine the type or types of awards to be granted to a participant, and to determine the terms and conditions of any award.

The foregoing description of the Amended LTIP is not complete and is qualified in its entirety by reference to the Amended LTIP, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 10, 2014, the Partnership held its Special Meeting. The proposals submitted to the Partnership’s common unitholders at the Special Meeting were as follows:

•	Proposal 1— the approval of the First Amendment to the QRE GP, LLC Long-Term Incentive Plan, which provides for an increase in the maximum number of common units reserved and available for delivery with respect to awards under the LTIP (the “LTIP Proposal”); and

•	Proposal 2— the approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the LTIP Proposal (the “Adjournment Proposal”).

A more detailed summary of each proposal is set forth in the Partnership’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on February 3, 2014.

Proposal 1 – LTIP Proposal:

The unitholders approved the LTIP Proposal to increase the common units available for issuance under the plan by 3,000,000 common units. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
44,602,800	3,346,212	406,733	0

Proposal 2 – Adjournment Proposal:

The unitholders approved the Adjournment Proposal. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
45,262,689	2,698,495	394,561	0

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	QRE GP, LLC Long-Term Incentive Plan, adopted as of December 22, 2010 (Incorporated by reference to Exhibit 10.5 of the Partnership’s Current Report on Form 8-K (File No. 001-35010) filed on December 22, 2010).

10.2	First Amendment to the QRE GP, LLC Long-Term Incentive Plan, adopted as of March 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden
Name: Gregory S. Roden
Title: Senior Vice President & General Counsel

Dated: March 19, 2014

Exhibit Index

Exhibit

10.1	QRE GP, LLC Long-Term Incentive Plan, adopted as of December 22, 2010 (Incorporated by reference to Exhibit 10.5 of the Partnership’s Current Report on Form 8-K (File No. 001-35010) filed on December 22, 2010).

10.2	First Amendment to the QRE GP, LLC Long-Term Incentive Plan, adopted as of March 10, 2014.